United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

561-210-8535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Agreements with New Member of Board of Advisors

On April 7, 2021, the Registrant entered into an agreement with Pranav Nawani, PhD, pursuant to which he joins Messrs. Andrew Spencer and David E. Burnett on the Registrant’s Board of Advisors. A copy of such agreement is filed as exhibit 10.01 to this current report. The material terms of such agreements pertaining to compensation are identical to those of Messrs. Spencer and Burnett as disclosed in the current report on Form 8-K filed by the Registrant with the Commission on December 1, 2020.

Dr. Nawani has previously worked with Messrs. Spencer and Burnett, two other members of Puget’s Board of Advisors, in development of particulate nanotechnology for use in augmenting electrical generation and information storage capacity for different media, including solar panels, an area of interest for Puget as it expands its operations.

Dr. Pranav Nawani has joined its Board of Advisors. Dr. Nawani, age 47, is a Research Scientist at Washington State University’s Institute for Shock Physics, Applied Sciences Laboratory.

Dr. Nawani has a long trajectory investigating issues related to nanomaterials and polymer nanocomposite materials research and his research lies at the confluence of polymer chemistry, polymer physics, applied chemistry, material science, and biomaterials. Dr. Nawani’s research interests are focused on developing advanced materials and polymer nanocomposites for applications in paints, coatings, aerospace, automotive, energy, biomedical device, and the commodity polymer industry. He graduated from Stony Brook University with a PhD in Chemistry. Prior to receiving his PhD, he earned a Bachelor’s degree (Honors) in Chemistry and a Master of Science in Physical Chemistry degree from Delhi University in Delhi, India. He also obtained an MBA in Marketing from the Somaiya Institute of Management Science & Research in India and a Master of Science degree in Chemistry from Stony Brook University. Dr. Nawani has more than seventeen years of diverse academic and industrial experience, five years of which were prior to the beginning of his research career as a Ph.D. candidate. Prior to his Ph.D., he worked in the areas of production, advertising, marketing, and product development. He also has more than 12 years of multi-disciplinary research experience involving synthesizing, formulating, functionalizing, modifying and investigating interfacial interaction, structure, morphology and properties of various polymers, filler materials, biopolymers, and polymer nanocomposites materials. Dr. Nawani has developed materials and advanced nanocomposites for various commercial applications, has published in various international journals and has been awarded a patent in development of biodegradable hydraulic fluid and has filed several provisional patent applications for development of various materials and coatings. Prior to joining the Applied Sciences Laboratory, Dr. Nawani was a technical director at Nano Science Engineering Corporation (nanoSEC) in Michigan where, as head of research and development, he developed various novel technologies in materials and polymer composites.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 (excluding exhibits)

Representative publications include Pranav Nawani, Christian Burger, Mikhail Y. Gelfer, Benjamin Chu, Benjamin. S. Hsiao, Andy H. Tsou and Weiqing Weng, Structure and permeability relationships in polymer nanocomposites containing carbon black and organoclayEffect of carbon black on the Orientation of Nanoclays dispersed in polymer and its effect on the permeability of Polymer, (May 2015); Pranav Nawani, Christian Burger, Mikhail Y. Gelfer, Benjamin Chu, Benjamin. S. Hsiao, Andy H. Tsou and Weiqing Weng, Nanoclays Orientation in Polymer Nanocomposites, Polymer (Oct 2010); Pranav Nawani, Hongwen Zhou, Chris Burger, Benjamin Chu & Benjamin S Hsiao, “Chapter 8: Structural Analysis of Biological and Technical Nanocomposites by X-Ray Scattering”, Pgs 183 to 188; Lecture Notes in Physics, Springer-Verlag (2008); and, Pranav Nawani, Mikhail Gelfer, Benjamin. S. Hsiao, Anatoly Frenkel, Jeffrey W. Gilman & Syed Khalid, Preparation and Characterization of Transition Metal Ion Modified Nanoclays, Langmuir (Sep 2007). Information concerning additional publications by Dr. Nawani is available at https://scholar.google.com/citations?user=mnVZr8kAAAAJ&hl=en.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.01	Board of Advisor Membership Agreement with Pranav Nawani, PhD
99.01	Press release concerning appointment of Dr. Nawani to Board of Advisors

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 (excluding exhibits)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2021	Puget Technologies, Inc.

	By:	/s/Hermann Burckhardt
Hermann Burckhardt, President and Chief Executive Officer

	By:	/s/Thomas Jaspers
Thomas Jaspers, Treasurer, Secretary and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 (excluding exhibits)